FILING FEE: $75.00
BY: HAASE, HARRIS & MORRISON
PO BOX 70250
RENO, NEVADA 89570

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAY 28 1985

[illegible] SECRETARY OF STATE

No. 3650-85

ARTICLES OF INCORPORATION

OF

UNITED STATES ALTERNATE ENERGY CORPORATION

The undersigned, to form a Nevada corporation,

CERTIFY THAT:

I. NAME: The name of the corporation is:

UNITED STATES ALTERNATE ENERGY CORPORATION

II. PRINCIPAL OFFICE: The location of the principal office of this corporation within the State of Nevada is 6121 Lakeside Drive, Suite 240, Reno, Nevada, 89511; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the Corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of Directors and Stockholders, within the State of Nevada, as well as without the State of Nevada.

III. PURPOSE: The purpose for which this corporation is formed is:

To engage in any lawful activity.

IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), consisting of Twenty-five Million (25,000,000) shares of common stock with a par value of $.001 per share.

V. INCORPORATOR: The name and post office address of the incorporator signing these Articles of Incorporation are as follows:

NAME	POST OFFICE ADDRESS
Beverley Townsend	6121 Lakeside Drive, Suite 240 Reno, Nevada 89511

VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first Board shall be three (3) in number.

So long as all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be fewer than three, but not fewer than the number of shareholders. Otherwise, the number of directors shall not be fewer than three.

Subject to the foregoing limitations, the number of directors shall not be reduced to fewer than one, and may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as provided in the By-Laws of the corporation.

The names and post office addresses of the first Board of Directors are as follows:

NAME	POST OFFICE ADDRESS
Richard Donald Mangiarelli	P.O. Box 2109 Rancho Santa Fe, CA 92067
Phillip Halamandaris	P.O. Box 2109 Rancho Santa Fe, CA 92067
Roman Kownacki	P.O. Box 2109 Rancho Santa Fe, CA 92067

VII. STOCK NON-ASSESSABLE: The capital stock or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of Directors.

X. PREEMPTIVE RIGHTS: Stockholders shall not be entitled to preemptive rights.

THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and accordingly has hereunto set her hand this 23rd day of April, 1985.

Beverley Townsend
Beverley Townsend

STATE OF NEVADA)
) ss.
COUNTY OF WASHOE)

On this ___ day of April, 1985, before me, a Notary Public, personally appeared Beverley Townsend who acknowledged she executed the above instrument.

[signature]
Notary Public

USA ENERGY CORPORATION

1025 RIDGEVIEW DRIVE #400
RENO, NV 89509

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAR 31 1989

3650-85

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

UNITED STATES ALTERNATE ENERGY CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned President and Secretary of UNITED STATES ALTERNATE ENERGY CORPORATION, a corporation duly organized under the laws of the State of Nevada, hereby certify that, upon unanimous vote of the shareholders of said corporation, the original Articles of Incorporation filed with the Secretary of the State of Nevada on the 28th day of May, 1985, were amended, on October 31, 1988, as follows:

1. Articles IV. is amended to read as follows:

IV. AUTHORIZATION OF CAPITAL STOCK. The amount of the total authorized capital stock of the corporation shall be FIFTY THOUSAND ($50,000) DOLLARS, consisting of Twenty-five Million (25,000,000) shares of Common Stock with a par value of $.001 per share and Twenty-five Million (25,000,000) shares of Series a Convertible Preferred Stock with a par value of $.001.
The Common Stock may be divided into Classes which shall have such rights and preferences as may be set by the Board of Directors. The Preferred Stock shall have such rights and preferences as may be set by the Board of Directors.

IN WITNESS WHEREOF, the undersigned President and Secretary of UNITED STATES ALTERNATE ENERGY CORPORATION have signed this Amendment to Articles of Incorporation this 24 day of MARCH, 1989.

UNITED STATES ALTERNATE ENERGY CORPORATION

By: [signature]
Richard D. Mangiarelli, President

By: [signature]
Roman J. Kownacki, Secretary

STATE OF California)
) ss.
COUNTY OF San Diego)

On this 24th day of March, 1989, before me, a notary public, there personally appeared RICHARD D. MANGIARELLI known to me to be the President of UNITED STATES ALTERNATE ENERGY CORPORATION, a Nevada Corporation, who acknowledged that he executed the foregoing.

Victoria Gina Bowers
Notary Public

OFFICIAL SEAL
VICTORIA GINA BOWERS
NOTARY PUBLIC CALIFORNIA
SAN DIEGO COUNTY
My Comm. Expires Sept. 14, 1992

STATE OF California)
) ss.
COUNTY OF San Diego)

On this 24 day of March, 1989, before me, a notary public, there personally appeared ROMAN KOWNACKI known to me to be the Secretary of UNITED STATES ALTERNATE ENERGY CORPORATION, a Nevada corporation, who ackowledged that he executed the foregoing.

Victoria Gina Bowers
Notary Public

OFFICIAL SEAL
VICTORIA GINA BOWERS
NOTARY PUBLIC CALIFORNIA
SAN DIEGO COUNTY
My Comm. Expires Sept. 14, 1992

RECEIVED
81

SECRETARY OF STATE

($75)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAY 19 1999
No. C 3650-85
Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CAPITAL ASSURANCE CORPORATION

Pursuant to Section 78.390 of the
Nevada Revised Statutes

Capital Assurance Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify as follows:

1. Acting by consent in lieu of a meeting, in accordance with Section 78.315 of the Nevada Revised Statutes, the Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Articles of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation entitled to vote on such amendment duly approved said proposed amendment by written consents in lieu of a meeting pursuant to Section 78.320 of the Nevada Revised Statutes. The resolution setting forth the amendment is as follows:

RESOLVED, that the Board of Directors of the Corporation hereby approves, and recommends that the shareholders of the Corporation approve, and declares advisable, the adoption of an amendment to the Articles of Incorporation providing in its entirety as follows: That Article I of the Articles of Incorporation of the Corporation be and hereby is deleted and the following Article I is inserted in lieu thereof:

I. NAME: The name of the Corporation is: PHELPS ENGINEERED PLASTICS CORPORATION.

2. Stockholders holding a majority of the voting power of the Corporation approved the foregoing resolution. Of the 7,154,246 votes outstanding, stockholders holding 5,363,567 votes approved the foregoing amendment, and no shares were voted against the foregoing resolution.

F49900069300

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Articles of Incorporation to be signed by its President and Secretary this 17 day of May, 1999.

CAPITAL ASSURANCE CORPORATION,
a Nevada corporation

By: Edwin F. Phelps, Jr.
Edwin F. Phelps, Jr.
President

By: Edwin F. Phelps, Jr.
Edwin F. Phelps, Jr.
Secretary

STATE OF Connecticut)
) SS. Danbury
COUNTY OF Fairfield)

On this 17th day of May, 1999, before me, Pat O'Connor, personally appeared Edwin F. Phelps, Jr., known to me to be the President and Secretary of Capital Assurance Corporation, and, as such officer, being authorized so to do, executed and acknowledged the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

Pat O'Connor
Notary Public

(Notarial Seal)

My commission expires: 6/30/2000

TA $75 —

FILED # C365085

FEB 07 2001

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

PHELPS ENGINEERED PLASTICS CORPORATION
(pursuant to Nevada Revised Statute Section 78.390)

PHELPS ENGINEERED PLASTICS CORPORATION (the "Corporation"), a corporation organized under the laws of the State of Nevada, by its President and Secretary hereby certify:

1. Acting by consent in lieu of a meeting, in accordance with Section 78.315 of the Nevada Revised Statutes, the Board of Directors of the Corporation on the 2nd day of February, 2001 adopted a resolution adopting the following change and amendment in the Articles of Incorporation of the Corporation:

"RESOLVED, That Article IV of the Articles of Incorporation be and hereby is deleted and the following Article IV is inserted in lieu thereof:

> "IV. AUTHORIZATION OF CAPITAL STOCK: The amount of total amount of capital stock shall be: ONE HUNDRED MILLION (100,000,000) shares of Common Stock with a par value of $0.001 per share; TWENTY-FIVE MILLION (25,000,000) shares of Series A Convertible Voting Preferred Stock with a par value of $0.001 per share; and, TEN MILLION (10,000,000) shares of 7% Series B Cumulative Convertible Voting Preferred Stock with a par value of $0.001 per share. The Common Stock may be divided into Classes which shall have such rights and preferences as may be set by the Board of Directors. The Preferred Stock shall have such rights and preferences as may be set by the Board of Directors."

2. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation of the Corporation is 6,864,687 shares. The aforesaid change and amendment has been duly consented to, approved and authorized by the written consent of stockholders holding a majority of the shares of the Corporation entitled to vote, namely 4,781,422 shares

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Secretary on this 2nd day of February, 2001.

Edwin F. Phelps, Jr., President

Edwin F. Phelps, Jr. Secretary

STATE OF CONNECTICUT)
) ss: Danbury, February 2, 2001
COUNTY OF FAIRFIELD)

On February 2, 2001 personally appeared before me, Edwin F. Phelps, Jr., the President and Secretary of Phelps Engineered Plastics Corporation who acknowledged that he signed the above instrument.

Notary Public

TA$75-

CERTIFICATE B
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF OF

7% SERIES B CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK

OF

PHELPS ENGINEERED PLASTICS CORPORATION

FILED # C3650-85
FEB 07 2001
IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Pursuant to Section 78-1955 of the of the Nevada Revised Statutes

PHELPS ENGINEERED PLASTICS CORPORATION, a Nevada corporation (the "Corporation"), certifies that pursuant to its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 78-1955 of the Nevada Revised Statutes (the "NRS"), the Board of Directors of the Corporation by written consent dated February 2, 2001, duly adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, that with respect to the 7% Series B Cumulative Convertible Preferred Stock of the Corporation of which 10,000,000 shares have been previously authorized, $0.001 par value per share, (hereinafter, "Series B Preferred Stock"); that, subject to the limitations provided by law and by the Certificate of Incorporation, the powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof shall be as follows:

1. Certain Definitions.

Unless the context otherwise requires, the terms defined in this Paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural):

"Affiliate" shall have the meaning given to such term under Rule 12b-2 of the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

"Business Day" shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law to close.

"Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of, or equity interest in, the Corporation, however designated, including the Common Stock, and any other stock of the Corporation, however designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

"Common Stock" shall mean the common stock, par value $.0001 per share, of the Corporation.

"Conversion Date" shall have the meaning set forth in Subparagraph 4.1(b) below.

"Initial Issue Date" shall mean the date that shares of Series B Preferred Stock are first issued by the Corporation.

"Liquidation Price" shall mean $0.11 per share of Series B Preferred Stock (adjusted for stock

however, in the event of a (i) consolidation or merger of the Corporation into or with another corporation or corporations; (ii) sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity; or (iii) any other transaction in which control of the Corporation is transferred, the Liquidation Price shall mean the greater of (1) $0 11 per share of Series B Preferred Stock (adjusted for stock splits, subdivisions, combinations and similar transactions); and (2) the fair market value of the Series B Preferred Stock upon the closing of such event as determined by the Board of Directors of the Corporation pursuant to Subparagraph 4 3(i) herein

"Mandatory Redemption Date" shall have the meaning set forth in Subparagraph 5(a) below

"Mandatory Redemption Obligation" shall have the meaning set forth in SubParagraph 5(c) below

"Merger" shall mean a transaction or series of transactions that results in the transfer of fifty percent (50%) or more of the outstanding voting stock of the Corporation

"Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity

"PIK Dividends" shall mean the "paid-in-kind" dividends as authorized in Subparagraph 2(a) below

"Redemption Price" shall mean the Liquidation Price

"Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $0.001 of the Corporation

"Series B Preferred Stock" shall mean the Series B Cumulative Convertible Voting Preferred Stock, par value $0 001 per share, of the Corporation.

"Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated February 8, 2001 by and among the Corporation and P. Partners L P.

"Subordinate Stock" shall mean the Common Equity, the Series A Preferred Stock and any class or series of capital stock of the Corporation, however designated, which is junior in right to the Series B Preferred Stock, including without limitation such Capital Stock that is not entitled to receive (i) any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series B Preferred Stock shall have been so paid or declared and set apart for payment or (ii) any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series B Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

"Total Stockholders' Equity" shall mean the stockholders' equity of the Corporation as it appears in the monthly balance sheet of the Corporation

2. Dividends.

(a) The Corporation is authorized to declare per share dividends on outstanding shares of Series B Preferred Stock, at the option of the Corporation, in cash or in additional fully paid and nonassessable shares of Series B Preferred Stock legally available for such purpose (such dividends being herein called "PIK Dividends") Except as set forth in Subparagraph 2(b) below, the Corporation shall not issue fractional shares of Series B Preferred Stock to which holders may become entitled pursuant to this Subparagraph, but in lieu thereof, the Corporation shall deliver its check in an amount equal to the applicable fraction of one (1) share of Series B Preferred Stock multiplied by $0 11 (adjusted for stock splits, subdivisions, combinations or other similar transactions) (the "PIK Cash Dividend Payment") Any additional shares of Series B Preferred Stock issued pursuant to this Paragraph shall be governed by this Certificate and shall be subject in all respects, except as to the date of issuance and date from which

PIK Dividends accrue and cumulate as set forth below, to the same terms as the shares of Series B Preferred Stock originally issued hereunder.

(b) In addition to the PIK Dividends and the cash dividend referred to in Subparagraph 2(a) hereof, if at any time during which any shares of Series B Preferred Stock remain outstanding, the Corporation declares, pays or sets apart for payment any dividend on any Common Equity, whether in cash, property or otherwise (a "Common Dividend") each holder of shares of Series B Preferred Stock shall be entitled to receive a per share dividend (an "Equivalent Common Dividend"), when and as declared by the Corporation, equal to (i) the number of shares of Common Equity on which such Common Dividend is declared into which each share of Series B Preferred Stock is convertible on the record date, multiplied by (ii) the amount of cash or property paid, or the number of shares of capital stock issued, per share of Common Equity as part of such Common Dividend. The provisions of this Subparagraph 2(b) shall in no way limit the right of each holder of Series B Preferred Stock to receive the PIK Dividends described in Subparagraph 2(a) prior to the payment of Equivalent Common Dividends. For any Equivalent Common Dividend that is not paid in full when due, then on such due date such accrued and unpaid Equivalent Common Dividend shall be added to the Liquidation Price and the Redemption Price of the Series B Preferred Stock effective at such due date when such Equivalent Common Dividend was not paid. If any accrued and unpaid Equivalent Common Dividend is so added to the Liquidation Price and the Redemption Price of the Series B Preferred Stock, such Liquidation Price and Redemption Price shall be reduced, effective on the date of payment, to the extent any accrued and unpaid Equivalent Common Dividend is subsequently paid.

(c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

3. Distributions Upon Liquidation, Dissolution or Winding Up.

(a) The Corporation shall deliver to each holder of Series B Preferred Stock notice of any (i) voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, (ii) Merger, or (iii) sale of all or substantially all of the Corporation's assets (each a "Dissolution") at least ninety (90) days prior to such event, which notice shall state all material facts and common terms relating to such Dissolution, including without limitation: (i) the nature of such Dissolution, including without limitation the nature, amount, terms and conditions of payment to the holders of Series B Preferred Stock, Series A Preferred Stock and the holders of Common Stock in connection with such Dissolution, (ii) the date on which such Dissolution shall occur and (iii) the procedures that must be followed (and the latest date that such procedures must be completed) in order for such holder to effect a conversion of shares of Series B Preferred Stock into shares of Common Stock. In the event of any such Dissolution, before any payment or distribution shall be made to the holders of Subordinate Stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash, or, if the Corporation does not have sufficient cash on hand to pay such amounts, property of the Corporation at its fair market value as determined by the Board of Directors of the Corporation, the greater of (i) the Liquidation Price per share of Series B Preferred Stock, or (ii) such amount per share of Series B Preferred Stock as would have been payable had each such share been converted into Common Stock pursuant to Paragraph 4 immediately prior to such Dissolution. Immediately preceding such Dissolution, adjustment shall be made for accrued but unpaid dividends.

(b) If, upon any such Dissolution, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Price for each share of the Series B Preferred Stock, then the assets of the Corporation shall be ratably distributed among the holders of Series B Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

4. Conversion Rights.

4.1. Conversion at the Option of the Holder.

(a) At any time before the close of business on the Mandatory Redemption Date each holder of Series B Preferred Stock may, at its option, convert each share of Series B Preferred Stock held by such holder into one (1) share of Common Stock subject to adjustment pursuant to Paragraph 4.3. Upon such conversion, the rights of the holders of converted Series B Preferred Stock with respect to the shares of Series B

Preferred Stock so converted shall cease.

(b) To convert Series B Preferred Stock in accordance with this Paragraph 4.1, a holder must (i) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Series B Preferred Stock, (ii) notify the Corporation at such office that it elects to convert Series B Preferred Stock, and the number of shares it wishes to convert, (iii) state in writing the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax with respect to the transfer of the shares of Series B Preferred Stock converted, if required. The date on which the holder satisfies the foregoing requirements shall be the Conversion Date. As soon as practical but in any event within thirty (30) Business Days of the Conversion Date, the Corporation shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion, a check for the amount payable in respect of any fractional share pursuant to Subparagraph 4.1(c) and a new certificate representing the unconverted portion, if any, of the shares of Series B Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and unpaid dividends (including, without limitation, PIK Dividends), as of the Conversion Date, on converted shares of Series B Preferred Stock. If the last day on which Series B Preferred Stock may be converted is not a Business Day, Series B Preferred Stock may be surrendered for conversion on the next succeeding day that is a Business Day.

(c) The Corporation will not issue a fractional share of Common Stock upon conversion of Series B Preferred Stock. Instead the Corporation will deliver its check in an amount equal to the applicable fraction multiplied by the fair market value of the Common Stock (subject to adjustment for stock splits, subdivisions, combinations or other similar transactions).

(d) If a holder converts shares of Series B Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion; provided, however, that pursuant to Subparagraph 4.1(b) the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

4.2. <u>Certain Matters With Respect to Conversion.</u>

(a) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series B Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Series B Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of common stock upon conversion of Series B Preferred Stock and will list such shares on each national securities exchange on which the common stock is listed.

(b) If the Corporation

(i) pays a dividend or makes a distribution on its Common Stock or any other class of the Corporation's stock other than the Series B Preferred Stock in shares of its Common Stock;

(ii) subdivides its outstanding shares of Common Stock into a greater number of shares,

(iii) combines its outstanding shares of Common Stock into a smaller number of shares,

(iv) issues by reclassification of its Common Stock any shares of its capital stock;

or effects any similar transaction, then an appropriate and proportionate adjustment shall be made by the Board of Directors of the Corporation to the number of shares into which each share of Series B Preferred Stock is convertible so that immediately after the occurrence of such event the holders of Series B Preferred Stock shall be entitled to receive the same percentage of the issued and outstanding Common Stock upon conversion of the Series B Preferred

Stock as such holders would have received if converted immediately prior to such dividend, distribution, subdivision, combination or reclassification. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification Such adjustment shall be made successively whenever any event listed above shall occur

(c) For purposes of any computation of the number of shares of Common Stock outstanding, such computation shall be made assuming conversion of all shares of Preferred Stock

(d) No adjustment in the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible need be made unless the adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment All calculations under this Paragraph 4 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be

(e) No adjustment in the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible need be made under this Paragraph 4 2 for any change in the par value or no par value of the Common Stock If an adjustment is made to the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible upon the establishment of a record date for a distribution subject to Paragraph 4.2 and if such distribution is subsequently canceled, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible as would have been in effect if such record date had not been fixed. No adjustment need be made under Paragraph 4.2 if the Corporation issues or distributes to each holder of Series B Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in such Paragraph which each holder would have been entitled to receive had Series B Preferred Stock been converted into Common Stock prior to or simultaneously with the happening of such event or the record date with respect thereto

(f) Whenever the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible is adjusted, the Corporation shall promptly mail to holders of Series B Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for Series B Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

(g) If

(i) the Corporation takes any action that would require an adjustment pursuant to this Paragraph 4 2,

(ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction, or

(iii) there is a dissolution or liquidation of the Corporation;

a holder of Series B Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that it may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least thirty (30) days before such date.

(h) In any case in which this Paragraph 4 2 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable immediately prior to adjustment, and (ii) the delivery of a check

for any remaining fractional shares as provided in Subparagraph 4.1(c) above

(i) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this Paragraph 4.2 shall be conclusive.

5. Voting Rights.

Except as otherwise required by law, each share of Series B Preferred Stock issued and outstanding shall have the right to vote on all matters presented to the holders of the Common Stock for vote, in the number of votes equal at any time to the number of shares of Common Stock into which each share of Series B Preferred Stock would then be convertible, together with the holders of the Common Stock and Series A Preferred Stock as a single class.

6. Exclusion of Other Rights.

Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth herein or in the Certificate of Incorporation of the Corporation (as either may be amended from time to time).

7. Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

8. Severability of Provisions.

If any powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this certificate (as such certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by an authorized officer and attested by its Secretary, this 2nd day of February, 2001.

PHELPS ENGINEERED PLASTICS CORPORATION

By: [signature]
Name: Edwin F. Phelps, Jr.
Title: President

Attest:

[signature]
Secretary

STATE OF CONNECTICUT)
) ss Danbury February 2, 2001
COUNTY OF FAIRFIELD)

On February 2, 2001 personally appeared before me, Edwin F Phelps, Jr, the President and Secretary of Phelps Engineered Plastics Corporation who acknowledged that he signed the above instrument

[signature]

Notary Public

TA$75-

CERTIFICATE A
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF
OF

FILED # C365085

FEB 07 2001

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

SERIES A
CONVERTIBLE VOTING PREFERRED STOCK

OF

PHELPS ENGINEERED PLASTICS CORPORATION

Pursuant to Section 78-1955 of the of the Nevada Revised Statutes

PHELPS ENGINEERED PLASTICS CORPORATION, a Nevada corporation (the "Corporation"), certifies that pursuant to its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 78-1955 of the Nevada Revised Statutes (the "NRS"), the Board of Directors of the Corporation by written consent dated February 2, 2001, duly adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, that with respect to the Series A Convertible Voting Preferred Stock of the Corporation of which 25,000,000 shares have been previously authorized, $0.001 par value per share, (hereinafter, "Series A Preferred Stock"); including all such shares issued and outstanding; that the Board of Directors hereby cancels and rescinds all previous resolutions of the Board of Directors establishing or otherwise regarding the powers, preferences and rights of the Series A Preferred, and that, subject to the limitations provided by law and by the Certificate of Incorporation, the powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof shall be as follows:

1. Certain Definitions.

Unless the context otherwise requires, the terms defined in this Paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

"Affiliate" shall have the meaning given to such term under Rule 12b-2 of the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

"Business Day" shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law to close.

"Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of, or equity interest in, the Corporation, however designated, including the Common Stock, and any other stock of the Corporation, however designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

"Common Stock" shall mean the common stock, par value $.0001 per share, of the Corporation.

"Conversion Date" shall have the meaning set forth in Subparagraph 4.1(b) below.

"Liquidation Price" shall mean $0.11 per share of Series A Preferred Stock (adjusted for stock splits, subdivisions, combinations and similar transactions), plus any accrued but unpaid dividends, provided, however, in the event of a (i) consolidation or merger of the Corporation into or with another corporation or corporations, (ii) sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity, or (iii) any other transaction in which control of the Corporation is transferred, the Liquidation Price shall mean the greater of (1) $0.11 per share of Series A Preferred Stock (adjusted for stock splits, subdivisions, combinations and similar transactions); and (2) the fair market value of the Series A Preferred Stock upon the closing of such event as determined by the Board of Directors of the Corporation pursuant to Subparagraph 4.2 herein

"Merger" shall mean a transaction or series of transactions that results in the transfer of fifty percent (50%) or more of the outstanding voting stock of the Corporation.

"Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity

"PIK Dividends" shall mean the "paid-in-kind" dividends as authorized in Subparagraph 2(a) below.

"Redemption Price" shall mean the Liquidation Price

"Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation.

"Series B Preferred Stock" shall mean the Series B Cumulative Convertible Voting Preferred Stock, par value $0.001 per share, of the Corporation

"Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated February 8, 2001 by and among the Corporation and P. Partners L.P

"Subordinate Stock" shall mean the Common Equity, and any class or series of capital stock of the Corporation, however designated, which is junior in right to the Series A Preferred Stock, including without limitation such Capital Stock that is not entitled to receive (i) any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment or (ii) any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

"Total Stockholders' Equity" shall mean the stockholders' equity of the Corporation as it appears in the monthly balance sheet of the Corporation

2. Dividends.

(a) The Corporation is authorized to declare per share dividends on outstanding shares of Series A Preferred Stock, at the option of the Corporation, in cash or in additional fully paid and nonassessable shares of Series A Preferred Stock legally available for such purpose (such dividends being herein called "PIK Dividends"). Except as set forth in Subparagraph 2(b) below, the Corporation shall not issue fractional shares of Series A Preferred Stock to which holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall deliver its check in an amount equal to the applicable fraction of one (1) share of Series A Preferred Stock multiplied by the per share dividend amount (adjusted for stock splits, subdivisions, combinations or other similar transactions) (the "PIK Cash Dividend Payment"). Any additional shares of Series A Preferred Stock issued pursuant to this Certificate shall be governed by this certificate and shall be subject in all respects, except as to the date of issuance and date from which PIK Dividends accrue and cumulate as set forth below, to the same terms as the shares

of Series A Preferred Stock originally issued hereunder

(b) In addition to the PIK Dividends and the cash dividend referred to in Subparagraph 2(a) hereof, if at any time during which any shares of Series A Preferred Stock remain outstanding, the Corporation declares, pays or sets apart for payment any dividend on any Common Equity, whether in cash, property or otherwise (a "Common Dividend") each holder of shares of Series A Preferred Stock shall be entitled to receive a per share dividend (an "Equivalent Common Dividend"), when and as declared by the Corporation, equal to (i) the number of shares of Common Equity on which such Common Dividend is declared into which each share of Series A Preferred Stock is convertible on the record date, multiplied by (ii) the amount of cash or property paid, or the number of shares of capital stock issued, per share of Common Equity as part of such Common Dividend The provisions of this Subparagraph 2(b) shall in no way limit the right of each holder of Series A Preferred Stock to receive the PIK Dividends described in Subparagraph 2(a) prior to the payment of Equivalent Common Dividends For any Equivalent Common Dividend that is not paid in full when due, then on such due date such accrued and unpaid Equivalent Common Dividend shall be added to the Liquidation Price and the Redemption Price of the Series A Preferred Stock effective at such due date when such Equivalent Common Dividend was not paid If any accrued and unpaid Equivalent Common Dividend is so added to the Liquidation Price and the Redemption Price of the Series A Preferred Stock, such Liquidation Price and Redemption Price shall be reduced, effective on the date of payment, to the extent any accrued and unpaid Equivalent Common Dividend is subsequently paid

(c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law

3. Distributions Upon Liquidation, Dissolution or Winding Up.

(a) The Corporation shall deliver to each holder of Series A Preferred Stock notice of any (i) voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, (ii) Merger, or (iii) sale of all or substantially all of the Corporation's assets (each a "Dissolution") at least ninety (90) days prior to such event, which notice shall state all material facts and common terms relating to such Dissolution, including without limitation (i) the nature of such Dissolution, including without limitation the nature, amount, terms and conditions of payment to the holders of Series A Preferred Stock, Series A Preferred Stock and the holders of Common Stock in connection with such Dissolution, (ii) the date on which such Dissolution shall occur and (iii) the procedures that must be followed (and the latest date that such procedures must be completed) in order for such holder to effect a conversion of shares of Series A Preferred Stock into shares of Common Stock. In the event of any such Dissolution, before any payment or distribution shall be made to the holders of Subordinate Stock, but after any required distribution or payment to the holders of Series B Preferred Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash, or, if the Corporation does not have sufficient cash on hand to pay such amounts, property of the Corporation at its fair market value as determined by the Board of Directors of the Corporation, such amount per share of Series A Preferred Stock as would have been payable had each such share been converted into Common Stock pursuant to Paragraph 4 immediately prior to such Dissolution. Immediately preceding such Dissolution, adjustment shall be made for accrued but unpaid dividends.

(b) If, upon any such Dissolution, the assets of the Corporation shall be insufficient to permit the payment in full of the liquidation price for each share of the Series A Preferred Stock as provided in Subparagraph 3(a) then the assets of the Corporation shall be ratably distributed among the holders of Series A Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full

4. Conversion Rights.

4.1. Conversion at the Option of the Holder.

(a) At any time each holder of Series A Preferred Stock may, at its option, convert each share of Series A Preferred Stock held by such holder into one (1) share of Common Stock subject to

adjustment pursuant to Paragraph 4.2 Upon such conversion, the rights of the holders of converted Series A Preferred Stock with respect to the shares of Series A Preferred Stock so converted shall cease

(b) To convert Series A Preferred Stock in accordance with this Paragraph 4.1, a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Series A Preferred Stock; (ii) notify the Corporation at such office that it elects to convert Series A Preferred Stock, and the number of shares it wishes to convert; (iii) state in writing the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax with respect to the transfer of the shares of Series A Preferred Stock converted, if required The date on which the holder satisfies the foregoing requirements shall be the Conversion Date As soon as practical but in any event within thirty (30) Business Days of the Conversion Date, the Corporation shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion, a check for the amount payable in respect of any fractional share pursuant to Subparagraph 4.1(c) and a new certificate representing the unconverted portion, if any, of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and unpaid dividends (including, without limitation, PIK Dividends), as of the Conversion Date, on converted shares of Series A Preferred Stock. If the last day on which Series A Preferred Stock may be converted is not a Business Day, Series A Preferred Stock may be surrendered for conversion on the next succeeding day that is a Business Day.

(c) The Corporation will not issue a fractional share of Common Stock upon conversion of Series A Preferred Stock. Instead the Corporation will deliver its check in an amount equal to the applicable fraction multiplied by the fair market value of the Common Stock (subject to adjustment for stock splits, subdivisions, combinations or other similar transactions)

(d) If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion; provided, however, that pursuant to Subparagraph 4.1(b) the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name

4.2. Certain Matters With Respect to Conversion.

(a) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series A Preferred Stock in full All shares of Common Stock which may be issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable The Corporation shall comply with all securities laws regulating the offer and delivery of shares of common stock upon conversion of Series A Preferred Stock and will list such shares on each national securities exchange on which the common stock is listed.

(b) If the Corporation

(i) pays a dividend or makes a distribution on its Common Stock or any other class of the Corporation's stock other than the Series A Preferred Stock in shares of its Common Stock,

(ii) subdivides its outstanding shares of Common Stock into a greater number of shares,

(iii) combines its outstanding shares of Common Stock into a smaller number of shares,

(iv) issues by reclassification of its Common Stock any shares of its capital stock,

or effects any similar transaction, then an appropriate and proportionate adjustment shall be made by the Board of Directors of the Corporation to the number of shares into which each share of Series A Preferred Stock is convertible so that immediately after the occurrence of such event the holders of Series A Preferred Stock shall be

entitled to receive the same percentage of the issued and outstanding Common Stock upon conversion of the Series A Preferred Stock as such holders would have received if converted immediately prior to such dividend, distribution, subdivision, combination or reclassification. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(c) For purposes of any computation of the number of shares of Common Stock outstanding, such computation shall be made assuming conversion of all shares of Preferred Stock.

(d) No adjustment in the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible need be made unless the adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 4.2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(e) No adjustment in the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible need be made under this Paragraph 4.2 for any change in the par value or no par value of the Common Stock. If an adjustment is made to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible upon the establishment of a record date for a distribution subject to Paragraph 4.2 and if such distribution is subsequently canceled, the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible as would have been in effect if such record date had not been fixed. No adjustment need be made under Paragraph 4.2 if the Corporation issues or distributes to each holder of Series A Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in such Paragraph which each holder would have been entitled to receive had Series A Preferred Stock been converted into Common Stock prior to or simultaneously with the happening of such event or the record date with respect thereto.

(f) Whenever the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible is adjusted, the Corporation shall promptly mail to holders of Series A Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for Series A Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

(g) If

(i) the Corporation takes any action that would require an adjustment pursuant to this Paragraph 4.2;

(ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction, or

(iii) there is a dissolution or liquidation of the Corporation,

a holder of Series A Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that it may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least thirty (30) days before such date.

(h) In any case in which this Paragraph 4.2 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Series A Preferred Stock converted after

such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable immediately prior to adjustment; and (ii) the delivery of a check for any remaining fractional shares as provided in Subparagraph 4 1(c) above.

(i) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this Paragraph 4 2 shall be conclusive.

5. **Voting Rights.**

Except as otherwise required by law, each share of Series A Preferred Stock issued and outstanding shall have the right to vote on all matters presented to the holders of the Common Stock for vote, in the number of votes equal at any time to the number of shares of Common Stock into which each share of Series A Preferred Stock would then be convertible, together with the holders of the Common Stock and Series B Preferred Stock as a single class.

6. **Exclusion of Other Rights.**

Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth herein or in the Certificate of Incorporation of the Corporation (as either may be amended from time to time)

7. **Headings of Subdivisions.**

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

8. **Severability of Provisions.**

If any powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this certificate (as such certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by an authorized officer and attested by its Secretary, this 2nd day of February, 2001.

PHELPS ENGINEERED PLASTICS CORPORATION

By [signature]
Name: Edwin F. Phelps, Jr
Title President

Attest

[signature]
Secretary

STATE OF CONNECTICUT)

) ss. Danbury February 2 , 2001

COUNTY OF FAIRFIELD)

On February 2, 2001 personally appeared before me, Edwin F. Phelps, Jr, the President and Secretary of Phelps Engineered Plastics Corporation who acknowledged that he signed the above instrument.

[signature]

Notary Public

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C3650-1985
Document Number:
20050265317-41

Date Filed:
7/6/2005 12:51:18 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Phelps Engineered Plastics Corporation

2. The articles have been amended as follows (provide article numbers, if available):

"ONE: The name of the Corporation is: Clayton Dunning Group, Inc." and Article IV of the Articles of Incorporation be and hereby is deleted and the following Article IV is inserted in line thereof:
"FOURTH: The aggregate number of shares of capital stock which the Corporation is authorized to issue is 525,000,000, divided as follows,

A. 500,000,000 shares of Common Stock, $0.001 par value per share.
B. 25,000,000 shares of Preferred Stock, $0.001 par value per share, 10,000,000 of which shall be designated Series A Preferred Stock with a par value of $.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 80.2%*

4. Effective date of filing (optional): ____ (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): Robert C. Law

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

CERTIFICATE OF AMENDMENT TO
THE ARTICLES OF INCORPORATION
OF
PHELPS ENGINEERED PLASTICS CORPORATION
A Nevada corporation

* * * * *

Phelps Engineered Plastics Corporation (the "**Corporation**"), a corporation organized and existing under and by virtue of the Nevada Revised Statutes, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Phelps Engineered Plastics Corporation has unanimously approved and its Stockholders, through a Written Consent in Lieu of a Meeting of the Majority Stockholders of June 29, 2005, have ratified a resolution duly amending the Articles of Incorporation of said corporation, as follows:

RESOLVED, that Article One of the Corporation's Articles of Incorporation be amended to read as follows:

"ONE: The name of the Corporation is: Clayton Dunning Group, Inc." and

RESOLVED, that Article IV of the Articles of the Corporation be and hereby is deleted and the following Article IV is inserted in line thereof:

"FOURTH: The aggregate number of shares of capital stock which the Corporation is authorized to issue is 525,000,000, divided as follows,

A. 500,000,000 shares of Common Stock, S0.001 par value per share.

B. 25,000,000 shares of Preferred Stock, $0.001 par value per share, 10,000,000 of which shall be designated Series A Preferred Stock with a par value of $.001 per share. The balance of the Preferred Stock may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the shareholders."

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes

THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment

IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this Certificate and affirmed the statements made herein are true under penalties of perjury this 29th day of June, 2005.

Robert C. Lau, CEO and President